UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2013 (September 30, 2013)

American Realty Capital Trust V, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-187092	90-0929989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, NY 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 4, 2013, American Realty Capital Trust V, Inc. (the "Company") filed with the U.S. Securities and Exchange Commission (the "SEC") a Current Report on Form 8-K (the "Original Form 8-K") for the purpose of reporting its acquisition of 41 properties owned by funds managed by Fortress Investment Group LLC ("Fortress" and together with such subsidiaries, collectively, the "Sellers"), which represented the initial tranche of the Company's 51-property portfolio acquisition from Fortress (the "Portfolio"), pursuant to a purchase and sale agreement between the Company’s sponsor, AR Capital, LLC, and the Sellers. The Company believes that the completion of the acquisition of the remaining 10 properties in the Portfolio is probable. The purpose of this Amendment No. 1 to the Original Form 8-K ("Amendment No. 1") is to provide (i) the audited and unaudited financial information related to such probable acquisition of the Portfolio from Fortress required by Item 9.01 of Form 8-K and (ii) certain additional information with respect to the Agreement (as defined below).

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement with Subsidiaries of Fortress Investment Group LLC

On September 30, 2013, the Company acquired 41 of the properties comprising the Portfolio and assumed the obligations of its sponsor, AR Capital, LLC, under that certain Purchase and Sale Agreement, dated July 24, 2013, entered into by and among AR Capital, LLC, the Company's sponsor, ARC PADRBPA001, LLC (referred to together with AR Capital, LLC as "ARC") and the Sellers (the "Agreement"). Pursuant to the Agreement, the Company, through ARC, purchased the 41 properties and will purchase the balance of the Portfolio, which represents a portion of the properties to be sold pursuant to the Agreement.

Purchase and Sale of the Portfolio

The Sellers own a real estate portfolio from which the Company intends to acquire 51 properties. The Portfolio is currently leased to eight distinct tenants. The leases are generally net, whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. As of the date of this Amendment No. 1, the remaining weighted-average term of the leases in the Portfolio is approximately 12.9 years. The rental income on a cash basis for the Portfolio for the year ended December 31, 2012 was approximately $8.8 million. The contract purchase price of the Portfolio is approximately $302.2 million, subject to adjustments set forth in the Agreement and exclusive of closing costs. The Company intends to fund the purchase price of the Portfolio with proceeds from its ongoing initial public offering.

The Agreement provides that the Company's obligation to close upon the acquisition remains subject to the Sellers' satisfaction of certain performance obligations, delivery of certain closing documents and the issuance of title policies to the Company. Pursuant to the Agreement, the closing date of the acquisition of the Portfolio shall be 15 days after the expiration of the due diligence period; however, should certain estoppels and title policies not be delivered by such date, the Company retains the right to delay closings until such documents are received. The outside closing date for the acquisition of the balance of the Portfolio is October 30, 2013.

There can be no assurance that the Company will acquire any or all of the remaining properties comprising the Portfolio. As of the date of this Amendment No. 1, the Company has purchased 41 of the properties and currently expects to purchase the remaining 10 properties that comprise the rest of the Portfolio. The Company believes that the completion of the closing and acquisition of the remaining properties in the Portfolio is probable.

Representations, Warranties and Covenants

The Sellers made customary representations and warranties to the Company relating to the Portfolio.

Conditions

Consummation of the closing is subject to various conditions, including, among other things, the absence of any law, order or injunction prohibiting the consummation of the acquisition of the Portfolio and the receipt of certain tenant estoppels, title policies and property condition reports. Moreover, each party's obligation to consummate the closing is subject to the accuracy of the other party's representations and warranties (subject to customary qualifications) and the other party's material compliance with its covenants and agreements contained in the Agreement.

Indemnity

Pursuant to the Agreement, the parties have agreed to indemnify one another, in certain circumstances, should either party fail to fulfill or perform certain of its respective obligations under the Agreement.

Termination Rights

The Agreement also includes certain termination rights for both ARC and the Sellers. In the event ARC breaches the terms of the Agreement, the Sellers shall have the right to receive the earnest money deposit made by ARC as liquidated damages. If the Sellers breach the Agreement, ARC shall have the right to (i) receive the earnest money deposit it previously made and the Sellers shall reimburse ARC for its reasonable documented third party out-of-pocket expenses not to exceed $12,500 per Portfolio property or $500,000 in the aggregate or (ii) enforce specific performance of the Seller's obligations under the Agreement. The non-breaching party, in all circumstances, shall notify the breaching party of such breach and the breaching party shall then have five business days to cure such breach, subject to a permissible five business day cure period extension.

A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The representations and warranties in the Agreement were made as of a specified date, are qualified by a confidential disclosure letter, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Agreement are not necessarily characterizations of the actual state of facts about the Company at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission (the "SEC").

Forward-Looking Statements

Information set forth in this Amendment No. 1 (including information included or incorporated by reference herein) contains "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Agreement will be consummated, the Company's plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the inability to complete the remaining acquisitions due to the failure to satisfy other conditions to completion of the purchase and sale; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; the business plans of the tenants of the respective parties; the outcome of any legal proceedings relating to the Agreement or the transactions contemplated by the Agreement; and risks to consummation of the closing, including the risk that the remaining purchases will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

Page
(a) Financial Statements of Businesses Acquired
The Fortress Portfolio Historical Summary:
Report of Independent Certified Public Accounting Firm	6
Statements of Revenues and Certain Expenses for the year ended December 31, 2012 (audited) and the six months ended June 30, 2013 (unaudited)	7
Notes to Statements of Revenues and Certain Expenses	8

(b) Unaudited Pro Forma Consolidated Information
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013	11
Notes to Unaudited Pro Forma Consolidated Balance Sheet	12
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013	14
Notes to Unaudited Pro Forma Consolidated Statement of Operations	15

(c) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement by and among ARC PADRBPA001, LLC and AR Capital, LLC and the sellers described on schedules thereto, dated as of July 24, 2013*

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Report of Independent Certified Public Accounting Firm

Board of Directors and Stockholders

American Realty Capital Trust V, Inc.

We have audited the accompanying Historical Summary of the Fortress Portfolio which comprises the statement of revenues and certain expenses for the year ended December 31, 2012, and the related notes to the Historical Summary.

Management's responsibility for the Historical Summary
Management of American Realty Capital Trust V, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the Fortress Portfolio for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in an Amended Current Report on Form 8-K/A of American Realty Capital Trust V, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Fortress Portfolio's revenues and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 29, 2013

THE FORTRESS PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Six Months Ended	Year Ended
	June 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
Revenues:
Rental income	$11,487	$9,026
Operating expense reimbursements	4,774	176
Other revenues	1	3
Total revenues	16,262	9,205

Certain expenses:
Property operating	4,805	323

Revenues in excess of certain expenses	$11,457	$8,882

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE FORTRESS PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2013 are unaudited)

1. Background and Basis of Presentation

On July 24, 2013, AR Capital, LLC and another related entity, on behalf of American Realty Capital Trust V, Inc. (the "Company") and certain other entities sponsored directly or indirectly by AR Capital LLC, entered into a purchase and sale agreement with subsidiaries of Fortress Investment Group LLC ("Fortress") for the purchase and sale of 196 properties owned by Fortress for an aggregate contract purchase price of approximately $972.5 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which was allocated to the Company based on the pro-rata fair value of the Fortress Portfolio relative to the fair value of all 196 properties to be acquired by the Company and other entities sponsored directly or indirectly by AR Capital, LLC from Fortress. Of the 196 properties, 51 properties (collectively, the "Fortress Portfolio") will be acquired by the Company from Fortress for a purchase price of $302.2 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs.

The accompanying Statements of Revenues and Certain Expenses include the operations of certain properties owned by Fortress for the year ended December 31, 2012 and the six months ended June 30, 2013. The Fortress Portfolio is comprised of 51 properties and contains approximately 1.2 million rentable square feet. Of the 51 properties as of June 30, 2013, 14 properties were acquired by Fortress between late 2012 and early 2013. The Historical Summary only includes the revenues and certain expenses of those properties while under the ownership of Fortress.

The Fortress Portfolio purchase is expected to close via two closings, one of which occurred on September 30, 2013, with the other to occur during the fourth quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, the Company cannot assure that all 51 properties in the Fortress Portfolio presented in this Historical Summary (as defined below) will be included in the final purchased portfolio. As of the date of this report, the Company has acquired 41 of the properties and, although the closing of the acquisition on the remaining properties is subject to certain conditions, including the completion of due diligence with satisfactory results, there can be no assurance that the Company will acquire any or all of these remaining properties. However, the Company believes that the completion of such acquisition is probable.

The accompanying Statements of Revenues and Certain Expenses ("Historical Summary") have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which require that certain information with respect to real estate operations be included within certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Fortress Portfolio is being acquired from an unaffiliated party; and (b) based on due diligence of the Fortress Portfolio by the Company, management is not aware of any material factors relating to the Fortress Portfolio that would cause this financial information not to be indicative of future operating results.

2.  Summary of Significant Accounting Policies

Revenue Recognition

Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of approximately $0.3 million and $0.9 million over the rental payments received in cash for the year ended December 31, 2012 and for the six months ended June 30, 2013, respectively. Under the terms of certain leases, certain tenants reimburse the properties' owner for certain expenses on a monthly basis. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants as of June 30, 2013 and December 31, 2012:

Tenant	June 30, 2013	December 31, 2012
Merrill Lynch, Pierce, Fenner & Smith	54.6%	59.4%
O'Charley's	15.8%	17.2%
Walgreens	12.4%	13.5%

The termination, delinquency or non-renewal of leases by the above tenant may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income for all tenants as of June 30, 2013 and December 31, 2012.

The following table lists the state where the Company has concentrations of properties where annualized rental income on a straight-line basis represented at least 10.0% of consolidated annualized rental income on a straight-line basis as of June 30, 2013 and December 31, 2012:

Tenant	June 30, 2013	December 31, 2012
New Jersey	59.4%	55.2%

The Company did not own properties in any other state that in total represented at least 10.0% of annualized rental income on a straight-line basis as of June 30, 2013 and December 31, 2012.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting periods. Actual results could differ from those estimates used in the preparation of the Historical Summary.

3. Future Minimum Lease Payments

At June 30, 2013, the Fortress Portfolio was 100% leased under non-cancelable operating leases with a remaining lease term of 13.2 years on a weighted-average basis. Future minimum lease payments are as follows (in thousands):

July 1, 2013 to December 31, 2013	$10,696
2014	21,660
2015	22,017
2016	22,364
2017	22,652
2018 and thereafter	207,023
Total	$306,412

4. Commitments and Contingencies

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition, in each case, that it believes will have a material adverse effect on the Historical Summary.

5. Subsequent Events

The Company has evaluated subsequent events through October 29, 2013, the date on which this Historical Summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, the Historical Summary.

AMERICAN REALTY CAPITAL TRUST V, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013

The following Unaudited Pro Forma Consolidated Balance Sheet of American Realty Capital Trust V, Inc. (the "Company") is presented as if the Company had acquired the Fortress Portfolio as of June 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Land, buildings, fixtures and improvements and acquired intangible lease assets include $302.5 million, comprised of $33.9 million, $233.3 million and $35.3 million provisionally assigned to land, buildings, fixtures and improvements and acquired intangible lease assets of the Fortress Portfolio, respectively, pending management's final analysis of the classification of the acquired assets. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Fortress Portfolio as of June 30, 2013, nor does it purport to present the future financial position of the Company.

The Fortress Portfolio purchase is expected to close via two closings, one of which occurred on September 30, 2013, with the other to occur during the fourth quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, the Company cannot assure that all 51 properties in the Fortress Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statement of Operations will be included in the final purchased portfolio. As of the date of this report, the Company has acquired 41 of the properties and, although the closing of the acquisition on the remaining properties is subject to certain conditions, including the completion of due diligence with satisfactory results, there can be no assurance that the Company will acquire any or all of these remaining properties. However, the Company believes that the completion of such acquisition is probable.

(In thousands)	American Realty Capital Trust V, Inc. (1)	Pro Forma Fortress Portfolio (2)		Pro Forma American Realty Capital Trust V, Inc.
Assets
Real estate investments, at cost:
Land	$288	$33,904	(3)	$34,192
Buildings, fixtures and improvements	1,632	233,340	(3)	234,972
Acquired intangible lease assets	323	35,296	(3)	35,619
Total real estate investments, at cost	2,243	302,540		304,783
Less: accumulated depreciation and amortization	(19)	—		(19)
Total real estate investments, net	2,224	302,540		304,764
Cash	346,035	(302,136)		43,899
Prepaid expenses and other assets	2,221	—		2,221
Receivables for issuances of common stock	10,182	—		10,182
Total assets	$360,662	$404		$361,066
Liabilities and Stockholders' Equity
Mortgage notes payable	$—	$9,334	(4)	$9,334
Accounts payable and accrued expenses	2,346	—		2,346
Distributions payable	1,731	—		1,731
Total liabilities	4,077	9,334		13,411
Common stock	164	—		164
Additional paid-in capital	358,795	—		358,795
Accumulated deficit	(2,374)	(8,930)	(5)	(11,304)
Total stockholders' equity	356,585	(8,930)		347,655
Total liabilities and stockholders' equity	$360,662	$404		$361,066

AMERICAN REALTY CAPITAL TRUST V, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013:

(1)
Reflects the historical Consolidated Balance Sheet of the Company for the period indicated as presented in the Company's Form 10-Q filed with the U.S. Securities and Exchange Commission on August 13, 2013.

(2)
Reflects the acquisition of the Fortress Portfolio for a contract purchase price of approximately $302.2 million, which includes a $9.0 million assumed mortgage loan secured by a certain property in the Fortress Portfolio and $293.2 million of cash consideration to be paid to Fortress. The cash consideration to be paid to Fortress, together with $8.9 million of estimated acquisition costs, will be funded with proceeds from the Company's ongoing initial public offering. The fair value of the purchase price of $302.5 million, which includes an approximately $0.3 million fair value adjustment to the assumed mortgage note, has been allocated to the value of the purchased assets. The contract purchase price is subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs.

(3)
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the remaining lease term of the respective lease, which ranges from approximately 11 to 21 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about the property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL TRUST V, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(4)	Represents the mortgage note payable, at fair value, which will be assumed upon closing of the Fortress Portfolio that bears interest at an annualized rate of 5.93%.

(5)	Represents estimated one-time acquisition costs primarily representing legal fees and deed transfer fees for the acquisitions of the Fortress Portfolio.

AMERICAN REALTY CAPITAL TRUST V, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013

The following Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013 is presented as if American Realty Capital Trust V, Inc. (the "Company") had acquired the Fortress Portfolio as of the beginning of the fiscal year presented and carried through the interim period presented. The Company was formed on January 22, 2013 (date of inception) and, accordingly, the Company's historical operating results reflect the period from the date of inception to June 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Statement of Operations are unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the Fortress Portfolio as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(In thousands)	American Realty Capital Trust V, Inc. (1)	Fortress Portfolio (2)	Pro Forma Adjustments Fortress Portfolio		Pro Forma American Realty Capital Trust V, Inc.
Revenues:
Rental income	$29	$11,487	$9	(3)	$11,525
Operating expense reimbursement	6	4,774	—		4,780
Other revenues	—	1	—		1
Total revenues	35	16,262	9		16,306
Operating expenses:
Property operating	6	4,805	—		4,811
Acquisition related	112	—	—		112
General and administrative	142	—	—		142
Depreciation and amortization	19	—	6,282	(4)	6,301
Total operating expenses	279	4,805	6,282		11,366
Operating (loss) income	(244)	11,457	(6,273)		4,940
Interest expense	—	—	(266)	(5)	(266)
Net (loss) income	$(244)	$11,457	$(6,539)		$4,674

AMERICAN REALTY CAPITAL TRUST V, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(1)	Reflects the historical Statement of Operations of the Company for the period indicated.

(2)	Reflects the operations of the Fortress Portfolio for the six months ended June 30, 2013.

(3)	Represents adjustments to estimated straight-line rent for lease terms as of the assumed acquisition date.

(4)
Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the fiscal year presented and carried through the interim period presented. Depreciation is computed using the straight-line method over the estimated lives of 15 years for land improvements, 40 years for buildings and five years for fixtures. The value of in-place leases and tenant improvements are amortized to expense over the remaining lease term of the respective lease, which ranges from 11 to 21 years.

(5)
Represents estimated interest expense on a $9.3 million assumed mortgage note payable secured by a certain property in the Fortress Portfolio, at fair value, bearing interest at an annualized rate of 5.93%.

Note: Pro forma adjustments exclude estimated one-time acquisition costs of approximately $8.9 million primarily representing legal fees and deed transfer fees for the acquisitions of the Fortress Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST V, INC.

Dated: October 29, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors